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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 2-99615, 33-18706, 33-28785, 33-39765, 33-39860, 33-39861, 33-71904, and
33-83158 of U.S. Bancorp on Form S-8 and Nos. 33-15492, 33-43407, 33-48249,
33-64318, and 33-86472 on Form S-3 of our report dated March 6, 1995 (which expresses an unqualified opinion and includes an explanatory paragraph relating to U.S. Bancorp's changes in method of accounting for investment securities and postretirement and postemployment benefits), appearing in the Annual Report on Form 10-K of U.S. Bancorp for the year ended December 31, 1994.


DELOITTE & TOUCHE LLP

March 6, 1995